Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2015, with respect to the consolidated financial statements of Sunoco LP (not presented separately herein), included in the Registration Statement (Form S-4) and related proxy statement/prospectus of Energy Transfer Corp LP for the registration of its common shares and contingent consideration rights.

/s/ Ernst & Young LLP

Houston, Texas

November 18, 2015